EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the filing of the Annual Report on Form 10-K for the year ended December 31, 2023 (the "Report") by Ames National Corporation (the "Company"), the undersigned officer of the Company hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

IN WITNESS WHEREOF, the undersigned has executed this Certification as of the 8th day of March 2024.

/s/ John P. Nelson
John P. Nelson, Chief Executive Officer